Exhibit 99.1

CBAK Energy Reports Third Quarter 2022 Unaudited Financial Results

--Net Revenues up 504% year over year in the third quarter –

DALIAN, China, November 14, 2022 /PRNewswire/ — CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the third quarter of 2022 ended September 30, 2022.

Third Quarter of 2022 Financial Highlights

●	Net revenues were $57.7 million, an increase of 504% from $9.6 million for the same period of 2021.

●	Gross profit was $3.5 million, representing an increase of 206%, for the three months ended September 30, 2022, from gross profit of $1.1 million for the same period of 2021.

●	Net loss attributable to shareholders of CBAK Energy (after deducting change in fair value of warrants) was narrowed to $0.9 million from $3.0 million for the same period of 2021, reduced by 68.6%.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented: “Our company managed to maintain a strong momentum in the growth of revenues in the third quarter of 2022. Our efforts to develop the electric vehicle (“EV”) & light electric vehicle(“LEV”) market have achieved noticeable progress. Our revenues contributed from the EV & LEV market in the third quarter grew by 413% compared to the same period in 2021. Our strategic partnership with JinPeng Group, one of China’s biggest LEV manufacturers, and its EV manufacturing unit, Jemmell, brings our battery products to an increasing number of electric vehicles. With our cooperation with more EV/LEV manufacturers, we anticipate to see our products be applied to more electric vehicles and revenues from this market segment grow at a faster pace.”

Mr. Li continued: “We are also glad to see that there is an increasing global demand for green energy, which substantially boost our energy storage business. We believe that our clients with businesses all over the world will keep a strong demand for our battery products in the near future.”

Xiangyu Pei, Interim Chief Financial Officer of the Company, noted: “In the first nine months of 2022, we managed to achieve a year-over-year increase of 681% in revenues to $194 million. During this period, revenues from our battery business grew by 168% to $66.6 million as compared to the same period of 2021, of which revenues from the LEV/EV sector have posted a strong increase of 341%. Given the strong demand for our battery products, we are very positive about our growth and development in the near term.”

Third Quarter of 2022 Business Highlights & Recent Developments

●	In August 2022, CBAK Energy announced a strategic partnership agreement with Welson Power, a China-based new energy company that has a broad sales network in India, to sell CBAK Energy’s model 32140 batteries in the Indian market.

●	In September 2022, CBAK Energy announced that it obtained a battery order worth of approximately EUR 28.4 million ($27.8 million) from a leading European provider of heating, cooling and renewable energy systems. This new order will bring the total order value that CBAK Energy has received from the Customer in 2022 to approximately EUR 59.6 million.

Third Quarter of 2022 Financial Results

Net revenues were $57.7 million, an increase of 504% from $9.6 million for the same period of 2021. This was driven mostly by strong sales of high-power lithium batteries as well as from sales of materials for use in manufacturing lithium battery, a new operating segment as a result of the acquisition of Zhejiang Hitrans Lithium Battery Technology Co., Ltd (“Hitrans”) in November 2021. The table below breaks down our net revenues by segment, and further breaks down the battery segment by end application and the materials segment by product type.

Net Revenues by End-product Applications ($ thousands)	2021 Third Quarter	2022 Third Quarter	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptible supplies	$9,335	$24,680	164%
Light electric vehicles	227	1,146	404%
Electric vehicles	-	20	-
Trading of raw materials used in lithium batteries	-	-	-
	9,562	25,846	170%
Segment 2
Materials for use in manufacturing of lithium battery cell
Precursor	-	20,681	-
Cathode	-	11,195	-
	-	31,876	-
Total	$9,562	$57,722	504%

Cost of revenues was $54.3 million, an increase of 544% from $8.4 million for the same period of 2021. This was in line with the increased net revenues.

Gross profit was $3.5 million, representing an increase of 206% from $1.1 million in the same period of 2021. Gross Margin was 6%, a decrease of 6% from 12% in the same period of 2021. The decrease in gross profits was primarily due to the increase in raw material prices and the fact that our materials segment has a lower profit margin.

Total operating expenses were $4.9 million, an increase of 14.8% from $4.3 million in the same period of 2021. Most of the increase in all expense categories was the revenue growth and was largely attributable to an increase in headcount as result of the acquisition of Hitrans and additional hires in our new facility in Nanjing.

●	Research and development expenses were $2.4 million, an increase of 31% from $1.8 million for the same period of 2021.

●	Sales and marketing expenses were $0.8 million, an increase of 64% from $0.5 million for the same period of 2021.

●	General and administrative expenses were $1.9 million, a decrease of 14% from $2.2 million for the same period of 2021.

●	Recovery of doubtful accounts was $0.2 million, compared to $0.2 million for the same period of 2021.

Operating loss was $1.5 million, compared to $3.2 million for the same period of 2021, representing a decrease of 53.3%.

Finance income, net was $0.7 million, compared to $0.1 million for the same period of 2021, representing an increase of 433%.

Change in fair value of warrants was $0.9 million, compared to $23.0 million for the same period of 2021. The change in the fair value of the warrants liability is mainly due to share price movement.

Net loss attributable to shareholders of CBAK Energy was $290, compared to net income attributable to shareholders of CBAK Energy of $20.0 million for the same period of 2021.

Basic and diluted loss per share were both nil. In comparison, basic and diluted income per share for the same period of 2021 were both $0.23.

Conference Call

CBAK’s management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Monday, November 14, 2022 (9:00 PM Beijing/Hong Kong Time on November 14, 2022).

For participants who wish to join our call online, please visit:

https://edge.media-server.com/mmc/p/jtk2vobi

Participants who plan to ask questions at the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a personal pin and an email with detailed instructions.

Participant Online Registration:

https://register.vevent.com/register/BI1d48d566e44b4cc3b22602d7960df36c

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website:

https://edge.media-server.com/mmc/p/jtk2vobi

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely for three consecutive years, the effects of the global Covid-19 pandemic, changes in domestic and foreign laws, regulations and taxes, uncertainties related to China’s legal system and economic, political and social events in China, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain market for the Company’s lithium battery cells and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For investor and media inquiries, please contact:

CBAK Energy Technology, Inc.

Investor Relations Department

Mr. Thierry Jiewei Li

Phone: 86-18675423231

Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In $ except for number of shares)

	December 31,	September 30,
	2021	2022
Assets
Current assets
Cash and cash equivalents	$7,357,875	4,045,329
Pledged deposits	18,996,749	37,591,281
Trade and bills receivable, net	49,907,129	21,902,180
Inventories	30,133,340	52,709,868
Prepayments and other receivables	12,746,990	5,457,532
Receivables from former subsidiary	2,263,955	6,341,988
Amount due from non-controlling interest, current	125,883	112,424
Amount due from related party	472,061	210,796
Income tax recoverable	47,189	56,251
Investment in sales-type lease, net	790,516	815,013
Total current assets	122,841,687	129,242,662

Property, plant and equipment, net	90,042,773	88,154,577
Construction in progress	27,343,092	15,839,191
Long-term investments, net	712,930	917,768
Prepaid land use right- non current	13,797,230	12,081,968
Intangible assets, net	1,961,739	1,383,789
Operating lease right-of-use assets, net	1,968,032	571,851
Investment in sales-type lease, net	838,528	317,279
Amount due from non-controlling interest, non-current	62,941	56,212
Deferred tax assets, net	1,403,813	1,175,624
Goodwill	1,645,232	1,470,904
Total assets	$262,617,997	$251,211,825

Liabilities
Current liabilities
Trade and bills payable	$65,376,212	$70,532,360
Short-term bank loans	8,811,820	17,573,866
Other short-term loans	4,679,122	3,482,583
Accrued expenses and other payables	22,963,700	19,602,212
Payables to former subsidiaries, net	326,507	368,772
Deferred government grants, current	3,834,481	1,613,838
Product warranty provisions	127,837	104,053
Operating lease liability, current	801,797	304,574
Finance lease liability, current	-	1,173,589
Warrants liability	5,846,000	1,147,000
Total current liabilities	112,767,476	115,902,847

Deferred government grants, non-current	6,189,196	5,809,485
Operating lease liability	876,323	120,101
Product warranty provision	1,900,429	1,776,912
Total liabilities	121,733,424	123,609,345

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 88,849,222 issued and 88,705,016 outstanding as of December 31, 2021, 89,135,064 issued and 88,990,858 outstanding as of September 30, 2022	88,849	89,135
Donated shares	14,101,689	14,101,689
Additional paid-in capital	241,946,362	243,053,288
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(122,498,259)	(121,248,906)
Accumulated other comprehensive income (loss)	2,489,017	(12,382,483)
	137,358,169	124,843,234
Less: Treasury shares	(4,066,610)	(4,066,610)
Total shareholders’ equities	133,291,559	120,776,624
Non-controlling interests	7,593,014	6,825,856
Total of equities	140,884,573	127,602,480

Total liabilities and shareholders’ equity	262,617,997	251,211,825

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive
Income (Loss)

(In $ except for number of shares)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2022	2021	2022
Net revenues	$9,562,190	57,721,692	$24,867,393	$194,267,650
Cost of revenues	(8,430,808)	(54,261,244)	(20,798,931)	(179,955,540)
Gross profit	1,131,382	3,460,448	4,068,462	14,312,110

Operating expenses:
Research and development expenses	(1,815,756)	(2,385,591)	(3,344,817)	(7,998,181)
Sales and marketing expenses	(510,386)	(834,501)	(1,262,999)	(2,361,839)
General and administrative expenses	(2,158,183)	(1,866,055)	(5,823,560)	(6,556,944)
Recovery of (provision for) doubtful accounts	178,897	142,966	437,475	(68,651)
Total operating expenses	(4,305,428)	(4,943,181)	(9,993,901)	(16,985,615)
Operating loss	(3,174,046)	(1,482,733)	(5,925,439)	(2,673,505)
Finance income, net	129,340	687,345	174,442	71,869
Other income (expenses), net	69,970	(991,352)	1,619,194	(1,165,094)
Impairment of non-marketable equity securities	(43)	-	(690,585)	-
Change in fair value of warrants	22,998,000	936,000	57,174,000	4,699,000
Income (loss) before income tax	20,023,221	(850,740)	52,351,612	932,270
Income tax credit (expenses)	-	2,012	-	(84,230)
Net income (loss)	20,023,221	(848,728)	52,351,612	848,040
Less: Net (income) loss attributable to non-controlling interests	(3,487)	848,438	(21,995)	401,313
Net income (loss) attributable to shareholders of CBAK Energy Technology, Inc.	$20,019,734	(290)	$52,329,617	$1,249,353

Other comprehensive income (loss)
Net income (loss)	20,023,221	(848,728)	52,351,612	848,040
– Foreign currency translation adjustment	243,258	(8,925,745)	1,473,992	(15,620,472)
Comprehensive income (loss)	20,266,479	(9,774,473)	53,825,604	(14,772,432)
Less: Comprehensive loss (income) attributable to non-controlling interests	(3,404)	1,632,419	(16,024)	1,150,285
Comprehensive income (loss) attributable to CBAK Energy Technology, Inc.	$20,263,075	(8,142,054)	$53,809,580	$(13,622,147)

Income (Loss) per share
– Basic	$0.23	$0.00 *	$0.60	$0.01
– Diluted	$0.23	$0.00 *	$0.60	$0.01

Weighted average number of shares of common stock:
– Basic	88,419,998	88,996,692	87,043,490	88,900,977
– Diluted	88,709,210	89,996,692	87,349,010	88,923,265

*	Less than $0.01 per share